UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Under § 240.14a-12

EMPERY DIGITAL INC.
(Name of Registrant as Specified In Its Charter)

ATG CAPITAL OPPORTUNITIES FUND LP ATG CAPITAL MANAGEMENT LP ATG CAPITAL MANAGEMENT GP LLC GABRIEL D. GLIKSBERG JAMES C. ELBAOR MEREDITH S. KIRSHENBAUM AARON T. MORRIS
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ATG Capital Opportunities Fund LP, together with the other participants named herein (collectively, “ATG Capital”), has filed a definitive proxy statement and accompanying GOLD universal proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2026 annual meeting of stockholders of Empery Digital Inc., a Delaware corporation.

Item 1: On October 8, 2026, ATG Capital issued the following press release:

ATG Capital Announces that Glass Lewis and Egan-Jones Have Joined ISS in Recommending that Empery Digital Stockholders Vote on ATG Capital’s GOLD Proxy Card

Glass Lewis Concludes ATG Capital Has Offered Investors “a Compelling Opportunity to Incrementally Reshape an Underperforming, Regressive and Disconcertingly Disengaged Boardroom”

Glass Lewis Recommends Stockholders Vote FOR ATG Capital Nominees James C. Elbaor, Gabriel D. Gliksberg and Aaron T. Morris and WITHHOLD on Ryan Lane, Ian Read and Orn Olason and Egan-Jones Recommends Stockholders Vote FOR All Four ATG Capital Nominees

Egan-Jones Concludes “Shareholders Have Little Reason to Give This Board an Unchanged Mandate”

MIAMI, FLORIDA, October 8, 2026 -- ATG Capital Management LP (“ATG Capital”), together with certain of its affiliates, is the beneficial owner of 4,500,000 shares, or approximately 16%, of Empery Digital Inc. (Nasdaq: EMPD) (“Empery Digital” or the “Company”) and its largest non-affiliated stockholder, today announced that leading independent proxy advisory firm, Glass, Lewis & Co. (“Glass Lewis”), has recommended that stockholders vote on ATG Capital’s GOLD universal proxy card FOR the election of James C. Elbaor, Gabriel D. Gliksberg and Aaron T. Morris to Empery Digital’s Board of Directors (the “Board”) at the Company’s upcoming Annual Meeting of Stockholders on October 14, 2026 (the “Annual Meeting”). In addition, independent proxy advisory firm Egan-Jones Proxy Services (“Egan-Jones”) has recommended that stockholders vote on the GOLD card FOR all four ATG Capital nominees – James C. Elbaor, Gabriel D. Gliksberg, Meredith S. Kirshenbaum and Aaron T. Morris. Egan-Jones also recommended that stockholders vote AGAINST the approval of Empery Digital’s 2025 Stock Plan.

Glass Lewis and Egan-Jones join Institutional Shareholder Services Inc. (“ISS”) – marking a unanimous decision by all three leading proxy advisory firms – in recommending that Empery Digital stockholders vote on ATG Capital’s GOLD universal proxy card. With these recommendations, all leading independent proxy advisory firms have now concluded that change is warranted in the Empery Digital boardroom.

In its report, Glass Lewis affirmed ATG Capital’s case for boardroom change, stating:1

On the Board’s Breach of Fiduciary Duties and Entrenchment Tactics

•	“Faced with mounting investor pressure in the midst of a spiraling DAT strategy, the board, led by Mr. Lane, employed numerous regressive governance tactics, up to and including a nomination rejection which was ultimately determined to be inequitable and a breach of the board’s fiduciary duties.”

1 Permission to quote Glass Lewis or Egan-Jones was neither sought nor received. Emphasis added to quotes. Glass Lewis report dated October 1, 2026. Egan-Jones report dated October 6, 2026.

•	“There is a credible argument that board change is warranted on this basis alone.” (referring to the Delaware Chancery Court’s determination that the Board breached its fiduciary duties)
•	“These excerpts reinforce the notion that some meaningful portion of high-level board and management deliberation was centered on range-finding conditions sufficiently onerous to deter further action by ATG, rather than campaigning on the merits.”
•	“Amid this turbulent arc, it appears the incumbent board determined to erect a particularly burdensome bulwark punctuated by a ‘kitchen sink’ rejection letter… currently available materials tilt much more heavily against the incumbent directors.”

On Board Oversight, Related Party Dealings and Credibility

•	“Testimony further suggests investors have considerable cause to doubt the fundamental efficacy of the board’s core oversight functions.”
•	“The board has since advanced an array of narrative threads (e.g. limited engagement, rebuffed settlements, conflicts of interest) that are either insufficiently substantiated or clash heavily with the board’s own moribund track record.”
•	“Despite these dynamics, its antagonistic approach to multiple large investors and a nearly unchecked pattern of shareholder losses in the wake of Empery's June 2025 PIPE, the board maintains that it is ‘qualified’ as currently composed, and that its most recent strategic rewrite ‘will set [Empery] up for a future of sustained success.’ Available materials suggest investors should greet this position with considerable skepticism.”

Why Glass Lewis Supports Replacing Lane, Read and Olason

•	On Ryan Lane: “Mr. Lane serves as board chair, co-CEO and the apparent architect of Empery’s to-date value-destructive strategic pivots and, just as presently, the Company’s entrenchment-first approach to shareholder dissent.”
•	On Ian Read: “[I]t is not evident Mr. Read is substantively engaged as an Empery board member or firmly committed to sound governance.”
•	On Orn Olason: “Removal of Mr. Olason does not appear to represent a material risk to institutional knowledge or board continuity.”
•	“Replacement of the foregoing incumbent nominees would represent a relatively low-risk, minority-basis transition while also affording alternate nominees a clear mandate to address noted gaps in oversight.”
•	A “Compelling Opportunity” for Change “[W]ith reference to a persuasive case for change, ATG has offered Empery investors a compelling opportunity to incrementally reshape an underperforming, regressive and disconcertingly disengaged boardroom in favor of enhanced strategic, financial and governance oversight.”

In its report, Egan-Jones affirmed ATG Capital’s case for boardroom change, stating:

•	“Since the Company announced its bitcoin strategy in July 2025, the shares have returned −67% against +26% for the broad market and are down about 70% from the placement price.”

•	“Shareholders have little reason to give this Board an unchanged mandate to execute its data center strategy.”
•	“Missing its own timeline in the final weeks of a proxy contest, when the Company has every incentive to show progress, gives shareholders little reason to believe the new strategy is being executed well.” (referring to the Company's missed third-quarter target for closing its previously announced Midwest data center investment)
•	“Shareholders have a choice at this meeting only because ATG litigated for it, and the directors who approved the rejection are standing for election again.”
•	“A director who does not know he leads the committee responsible for Board composition and governance represents an extreme failure of governance.” (referring to Ian Read)
•	“We believe four independent directors would add the scrutiny of capital allocation, related party dealings and disclosure that this record shows is missing.”

Gabi Gliksberg, Founder and Managing Member of ATG Capital, issued the following statement:

“Glass Lewis and Egan-Jones have now joined ISS in concluding that change is warranted at Empery Digital. Glass Lewis noted in its report that this Board, led by Mr. Lane, was found by the Delaware Chancery Court to have breached its fiduciary duties in an effort to keep our nominees off the ballot, has presided over steep declines in stockholder value and has offered stockholders narratives that clash with its own track record. We are gratified by Glass Lewis’s support for three of our nominees and its recommendation to withhold on Messrs. Lane, Read and Olason.

We are pleased that Egan-Jones went further, recommending that stockholders support all four of our nominees and withhold on Messrs. Lane, Read, Olason and Chauhan. Egan-Jones echoes our call for independent oversight in the boardroom, finding that Empery Digital stockholders have lost two-thirds of their investment since the bitcoin pivot, and concluding that four independent directors would bring the scrutiny of capital allocation, related party dealings and disclosure that is currently missing.

We urge stockholders to vote FOR James Elbaor, Gabi Gliksberg, Meredith Kirshenbaum and Aaron Morris today.”

Vote FOR ATG Capital’s Four Nominees

Vote FOR James C. Elbaor, Gabriel D. Gliksberg, Meredith S. Kirshenbaum and Aaron T. Morris to support a refreshed Board focused on maximizing value of ALL Empery stockholders.

Do NOT vote for Rohan Chauhan, Ryan Lane, Orn Olason or Ian Read.

All three leading independent proxy advisory firms – ISS, Glass Lewis and Egan-Jones – recommend that stockholders vote on ATG Capital’s GOLD universal proxy card. Because the GOLD card includes all ATG Capital nominees and all of the Company’s nominees, there is no need to use any other proxy card, regardless of how you intend to vote. Please vote the GOLD proxy card or GOLD voting instruction form today by internet, telephone or mail, following the instructions provided.

If you have already voted on the Company’s white proxy card or voting instruction form, you can still support change. Under the universal proxy rules, ATG Capital’s nominees also appear on the Company’s white card, and votes FOR them count on either card.

But the best way to support all four ATG Capital nominees is to vote a later-dated GOLD proxy card, which will automatically revoke your earlier vote. If you vote on the white card instead, vote FOR James C. Elbaor, Gabriel D. Gliksberg, Meredith S. Kirshenbaum and Aaron T. Morris and WITHHOLD on Rohan Chauhan, Ryan Lane, Orn Olason and Ian Read. On either card, do not vote FOR more than nine nominees, or your votes on the election of directors will not be counted.

If you have already voted the GOLD card, please do NOT return a white card. Only your latest-dated proxy counts, so returning the Company’s white card – even one marked “withhold” as a protest – will revoke the proxy you previously submitted to us.

Questions about how to vote? Contact Saratoga Proxy Consulting LLC at (212) 257-1311, (888) 368-0379 or info@saratogaproxy.com.

About ATG Capital Management LP

ATG Capital Management LP is a privately-held investment firm that manages investment vehicles for select accredited investors. ATG Capital invests primarily in public equity markets, utilizing alternative strategies including direct and constructive engagement, in pursuit of providing superior investment returns.

Media & Investor Contact

Saratoga Proxy Consulting LLC

John Ferguson, (212) 257-1311

jferguson@saratogaproxy.com

Item 2: Also on October 8, 2026, ATG Capital issued the following press release:

ATG Capital Announces that the Delaware Supreme Court has Affirmed the Chancery Court’s Ruling in Empery Digital Appeal – Upholding Stockholder Franchise

Delaware Supreme Court Affirms the Delaware Chancery Court’s Ruling that ATG Capital’s Nomination is Valid and Orders that the Judgment for ATG Capital Stands

Ruling Permits ATG Capital’s Nominees to Stand for Election at the Upcoming Annual Meeting

Urges Stockholders to Make their Voices Heard and Vote “FOR” All Four ATG Capital Nominees on the Gold Proxy Card

MIAMI, October 8, 2026 — ATG Capital Management LP (“ATG Capital”), together with certain of its affiliates, is the beneficial owner of 4,500,000 shares, or approximately 16%, of Empery Digital Inc. (Nasdaq: EMPD) (“Empery Digital” or the “Company”) and its largest non-affiliated stockholder, today announced that the Delaware Supreme Court (the “DE Supreme Court”) has affirmed the Delaware Chancery Court’s August 28, 2026 ruling over the Company’s appeal.

The DE Supreme Court’s ruling will permit ATG Capital’s nominees to stand for election at the Company’s Annual Meeting of Stockholders on October 14, 2026 (the “Annual Meeting”). The ruling was issued one day after the parties gave oral argument before the DE Supreme Court and less than a week before the Annual Meeting.

Gabi Gliksberg, Founder and Managing Member of ATG Capital, issued the following statement:

“The Delaware Supreme Court’s ruling is a vindication for stockholder rights. We are thrilled that the Delaware Supreme Court has affirmed the Delaware Chancery Court’s decision. Today’s ruling protects stockholder franchise and allows Empery Digital stockholders to have a choice in who represents them at next week’s Annual Meeting. Stockholders would have been denied this choice by the incumbent board – which the Delaware Chancery Court found to have breached its fiduciary duties in rejecting our nomination notice – had ATG Capital not initiated litigation to protect all stockholders’ rights in the face of rampant board entrenchment.

We believe the board’s track record, entrenchment actions and excessive spending to defend these actions, as well as the Delaware Chancery Court’s and Delaware Supreme Court’s decisions speak for themselves. Now ATG Capital has ensured that stockholders will have a choice and can make their voices heard at the Annual Meeting.”

The Delaware Chancery Court's Memorandum Opinion is available at link.

The Delaware Supreme Court’s Order affirming the Delaware Chancery Court’s judgment is available at link.

Vote FOR ATG Capital’s Four Nominees

Vote FOR James C. Elbaor, Gabriel D. Gliksberg, Meredith S. Kirshenbaum and Aaron T. Morris to support a refreshed Board focused on maximizing value for ALL Empery stockholders.

Do NOT vote for Rohan Chauhan, Ryan Lane, Orn Olason or Ian Read.

All three leading independent proxy advisory firms – ISS, Glass Lewis and Egan-Jones – recommend that stockholders vote on ATG Capital’s GOLD universal proxy card. Because the GOLD card includes all ATG Capital nominees and all of the Company’s nominees, there is no need to use any other proxy card, regardless of how you intend to vote. Please vote the GOLD proxy card or GOLD voting instruction form today by internet, telephone or mail, following the instructions provided.

If you have already voted on the Company’s white proxy card or voting instruction form, you can still support change. Under the universal proxy rules, ATG Capital’s nominees also appear on the Company’s white card, and votes FOR them count on either card.

But the best way to support all four ATG Capital nominees is to vote a later-dated GOLD proxy card, which will automatically revoke your earlier vote. If you vote on the white card instead, vote FOR James C. Elbaor, Gabriel D. Gliksberg, Meredith S. Kirshenbaum and Aaron T. Morris and WITHHOLD on Rohan Chauhan, Ryan Lane, Orn Olason and Ian Read. On either card, do not vote FOR more than nine nominees, or your votes on the election of directors will not be counted.

If you have already voted the GOLD card, please do NOT return a white card. Only your latest-dated proxy counts, so returning the Company’s white card – even one marked “withhold” as a protest – will revoke the proxy you previously submitted to us.

Questions about how to vote? Contact Saratoga Proxy Consulting LLC at (212) 257-1311, (888) 368-0379 or info@saratogaproxy.com.

About ATG Capital Management LP

ATG Capital Management LP is a privately held investment firm that manages investment vehicles for select accredited investors. ATG Capital invests primarily in public equity markets, utilizing alternative strategies including direct and constructive engagement, in pursuit of providing superior investment returns.

Media & Investor Contact

Saratoga Proxy Consulting LLC

John Ferguson, (212) 257-1311

jferguson@saratogaproxy.com